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                                                                     EXHIBIT 5.1




                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                          New York, New York 10036-6522




                                                          July 24, 2000


AMERIGROUP Corporation
4425 Corporation Lane
Virginia Beach, VA 23462

                           Re:      AMERIGROUP Corporation
                                    Registration Statement on Form S-1
                                    (File No. 333-37410)

Ladies and Gentlemen:

                  We have acted as special counsel to AMERIGROUP Corporation, a Delaware corporation (the "Company"), in connection with the initial public offering by the Company of up to 4,985,000 shares (including 585,000 shares subject to an over-allotment option) (the "Primary Shares") and the sale by Jeffrey McWaters of up to 75,000 shares subject to an over-allotment option (the "Secondary Shares"), of the Company's common stock, par value $0.01 per share (the "Common Stock").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-37410) as filed with the Securities and Exchange Commission (the "Commission") on May 19, 2000 under the Act; (ii) Amendment No. 1 to Part II of the Registration Statement as filed with the Commission on June 26, 2000 under the Act; (iii) Amendment No. 2 to the Registration
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AMERIGROUP, Corporation
July 24, 2000
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Statement as filed with the Commission on July 3, 2000 under the Act, (iv)
Amendment No. 3 to the Registration Statement as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (v) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, and, Deutsche Bank Securities Inc., Banc of America Securities LLC and UBS Warburg LLC, as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (vi) a specimen certificate representing the Common Stock; (vii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (viii) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect;
(ix) the form of the Amendment to the Certificate of Incorporation of the Company intended to be filed with the Secretary of State for the State of Delaware to reflect the Company's proposed 2 for 1 reverse stock split, filed as an exhibit to the Registration Statement (the "New Charter"); (x) the form of Amended and Restated By-Laws of the Company, filed as an exhibit to the Registration Statement; (xi) certain resolutions of the Board of Directors of the Company, relating to the issuance and sale of the Primary Shares, the New Charter and related matters; (xii) certain resolutions of the Board of Directors of the Company relating to the Secondary Shares; (xiii) certain resolutions of the stockholders of the Company relating to the New Charter and (xiv) a copy of the stock certificate representing the Secondary Shares. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite
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AMERIGROUP, Corporation
July 24, 2000
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action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinions set forth below, we have assumed the due filing of the New Charter with the Secretary of State of the State of Delaware. In rendering the opinion set forth in paragraph 2 below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance of the Secondary Shares. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. When (i) the Registration Statement becomes effective under the Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) certificates representing the Primary Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

                  2. The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.
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AMERIGROUP, Corporation
July 24, 2000
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                  We hereby consent to the filing of this opinion with the
Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,


                                        Skadden, Arps, Slate, Meagher & Flom LLP